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Exhibit 10.20

SEALED AIR CORPORATION
2002 STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS

        Section 1.    Purpose.    The Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors (the "Plan") is designed to enhance the ability of Sealed Air Corporation (the "Corporation") to attract, retain and motivate Non-Employee Directors (as defined in Section 3) of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the Corporation's common stock, par value $0.10 per share ("Common Stock"). The Plan provides for payment in shares of the Common Stock of all or a portion of the Retainer (as defined below) paid to each Non-Employee Director for serving as a director of the Corporation.

        Section 2.    Stock Available.    The stock subject to the Plan shall be such authorized but unissued or treasury shares of Common Stock as shall from time to time be available for issuance pursuant to the Plan. The total amount of Common Stock which may be issued pursuant to the Plan is 100,000 shares, subject to adjustment in accordance with the provisions of Section 10.

        Section 3.    Eligibility.    Each Non-Employee Director of the Corporation shall be eligible to participate in the Plan. As used in the Plan, the term "Non-Employee Director" shall include any person who, at the time he or she becomes otherwise entitled to receive a Retainer under the Plan, is not an officer or employee of the Corporation or any of its Subsidiaries (as such term is defined in Section 19). Any Non-Employee Director who becomes an officer or employee of the Corporation or any of its Subsidiaries shall cease to be eligible to participate in the Plan for so long as such person remains as such an officer or employee.

        Section 4.    Retainer.    Retainers, which shall be either Annual Retainers or Interim Retainers, shall be earned by Non-Employee Directors as follows:

        (a)    Annual Retainers.    Upon the adjournment of each annual meeting of the stockholders of the Corporation, each Non-Employee Director who has been elected a director of the Corporation at such meeting shall be entitled to receive an Annual Retainer in an amount established prior to such annual meeting by the Board of Directors.

        (b)    Interim Retainers.    If any Non-Employee Director is elected a director other than at an annual meeting of the stockholders of the Corporation, then on the date of such Non-Employee Director's election such Non-Employee Director shall be entitled to an Interim Retainer in the amount of one-twelfth of the Annual Retainer for Non-Employee Directors elected at the previous annual meeting of the stockholders for each full 30-day period during the period commencing on and including the date of such person's election as a director and ending on and including the date of the next annual meeting of the stockholders of the Corporation provided for in accordance with the By-Laws of the Corporation as then in effect.

        (c)    Plan Periods.    The first Plan Period shall commence upon the election of directors at the 2002 annual meeting of the stockholders of the Corporation and terminate upon the election of directors at the 2003 annual meeting of the stockholders of the Corporation. Subsequent Plan Periods shall relate to successive similar periods between annual meetings of the stockholders of the Corporation.

        Section 5.    Payment of Retainers.

        (a) Except as otherwise provided in Section 5(c), (i) 50% of each Retainer shall be payable in shares of Common Stock, and the remaining 50% of such Retainer shall be payable in cash or in stock, at the written election of the Non-Employee Director, (ii) issuance of the portion of a Retainer payable in shares of Common Stock shall be made as promptly as practicable after the Non-Employee Director becomes entitled to receive it, (iii) payment of the portion of an Annual Retainer payable in cash, if any, shall be made in four equal installments on or about the first day of July, October, January and April in the Plan Period to which such Annual Retainer relates, and (iv) payment of the portion of any Interim Retainer payable in cash, if any, shall be made in equal installments on the remaining cash payment dates during the Plan Period in which the Non-Employee Director is elected, provided, that if such Non-Employee Director is elected between April 1 and the next annual meeting of stockholders of the Corporation, then the portion of the Interim Retainer payable in cash, if any, shall be paid as promptly as practicable after the Non-Employee Director is elected. If a Non-Employee Director has not made the election referred to in (i) above prior to the first day of the Plan Period (or, for an Interim Retainer, prior to the date such Non-Employee Director is elected), then 50% of his or her Retainer shall be payable in shares of Common Stock and 50% of his or her Retainer shall be payable in cash.

        (b) The number of shares of Common Stock to be paid as all or part of an Annual Retainer shall be calculated by dividing the amount of such Annual Retainer payable in shares of Common Stock by the last sales price of the Common Stock on the applicable annual meeting date as reported on the consolidated transaction reporting system for New York Stock Exchange listed issues on that date or, if no sales occurred on that date, the last sales price on the consolidated transaction reporting system on the most recent prior day on which a sale occurred (the "Fair Market Value Per Share"). The number of shares to be paid as all or part of an Interim Retainer shall be calculated using the Fair Market Value Per Share on the date of election of the Non-Employee Director who will receive the Interim Retainer. If the calculation of the portion of an Annual Retainer or an Interim Retainer to be paid in shares of Common Stock would result in a fractional share of Common Stock being issued, then the number of shares to be so paid shall be rounded up to the nearest whole share. No fractional shares of Common Stock shall be issued under this Plan, whether as part of an Annual Retainer or as part of an Interim Retainer.

        (c) Payment of all or part of a Retainer may be deferred under the Sealed Air Corporation Deferred Compensation Plan for Directors or any other applicable plan or arrangement providing for the deferred payment of retainers that may be in effect from time to time. Shares of Common Stock which a Non-Employee Director becomes entitled to receive under this Plan and for which payment is deferred under any such deferral arrangement shall be deemed to be issued under this Plan when issued.

        Section 6.    Non-Transferability of Grants.    Except for gifts of shares permitted under this Section, no grant of shares of Common Stock pursuant to the Plan shall be transferable by the recipient of such grant, and no shares of Common Stock issued pursuant to the Plan, or any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) by the Non-Employee Director to whom such shares have been issued as long as such Non-Employee Director shall remain a director of the Corporation. Any Non-Employee Director of the Corporation may make a gift of any such shares to members of the immediate family of such Non-Employee Director or to a trust or other form of indirect ownership (a "Permitted Transferee") on the conditions that (i) the Non-Employee Director shall continue to be deemed a beneficial owner of such transferred shares and retain voting and investment control over such shares while the Non-Employee Director remains a director of the Corporation, except upon a Change of Control as provided below, and (ii) the Permitted Transferee shall execute an agreement with the Corporation on terms acceptable to counsel to the Corporation providing that such shares shall be subject to all terms and restrictions of this Plan. For the purpose of this Section 6, "immediate family" shall have the meaning given in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and "beneficial owner" shall have the meaning given in Rule 16a-1 under the Securities Exchange Act, other than for purposes of determining beneficial ownership of more than ten percent of any class of equity securities.

        Section 7.    Execution of Agreement.    Each grant of Common Stock pursuant to this Plan shall be contingent upon and subject to (i) payment by such Non-Employee Director pursuant to Section 8 of the Issue Price for the shares included as part of the Annual Retainer or the Interim Retainer, as the case may be, and (ii) the execution by the Non-Employee Director of a document agreeing to hold the shares of Common Stock covered by such grant in accordance with the terms and conditions of the Plan (including without limitation Sections 6, 12 and 13) and containing such other terms and conditions as may be required by counsel to the Corporation in order to comply with federal or state securities laws or other legal requirements.

        Section 8.    Issue Price of Common Stock.    Before Common Stock may be issued to a Non-Employee Director under the Plan, or credited to the account of a Non-Employee Director under any of the retainer deferral arrangements referred to in Section 5(c), the Non-Employee Director shall pay to the Corporation an amount of money ("Issue Price") equal to the par value per share of the Common Stock times the number of shares of Common Stock to be issued or credited. The Issue Price for shares of Common Stock granted under the Plan shall be tendered to the Corporation within thirty (30) days after notice of the amount thereof is given by the Corporation to the recipient of such shares.

        Section 9.    Change in Control.    A "Change in Control" shall occur when (i) there occurs a reorganization, merger, consolidation, sale of all or substantially all the Corporation's assets, or other corporate transaction involving the Corporation (a "Corporate Transaction") and the stockholders of the Corporation immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, beneficially own, in the aggregate, directly or indirectly, at least 70% of the combined voting power of the outstanding voting securities of the successor or resulting corporation or other entity resulting from such Corporate Transaction, where the term "beneficially own" shall be used as in Sections 13(d) and 14(d) of the Securities Exchange Act, (ii) any "person" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities, (iii) as a result of any solicitation subject to Rule 14a-11 under the Securities Exchange Act (or any successor rule thereto) one or more persons not recommended by or opposed for election to the Board of Directors by one-third or more of the Continuing Directors of the Corporation then in office is or are elected a director of the Corporation, or (iv) the Corporation shall become subject for any reason to a voluntary or involuntary dissolution or liquidation. A "Continuing Director" shall be a director of the Corporation who is serving as such at the commencement of the first Plan Period and any person who is approved as a nominee or elected to the Board of Directors by a majority of Continuing Directors who are then members of the Board of Directors of the Corporation. Upon any Change in Control, as of the close of business at the principal executive office of the Corporation on the business day immediately preceding the date on which such event occurs, for purposes of the Plan and to the extent that the provisions of the Plan remain applicable to shares granted under the Plan, the restriction provided for in Section 6 of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, the requirement of a legend on stock certificates provided for in Section 12 of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, and each Non-Employee Director or Permitted Transferee holding shares issued under the Plan shall thereupon have the right to receive unlegended shares as set forth in the last sentence of Section 12 of the Plan.

        Section 10.    Adjustments.    In the event of changes in the Common Stock of the Corporation after the commencement of the first Plan Period by reason of any stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation: (a) the restrictions provided in Section 6 and the requirement of a legend on stock certificates provided in Sections 12 and 13(d) shall apply to any securities issued in connection with any such change in respect of stock which has been issued under the Plan and (b) appropriate adjustments shall be made by the Board of Directors as to (i) the number and class of shares available under the Plan in the aggregate, (ii) the Issue Price for future elections of Non-Employee Directors, and (iii) the number of shares to be delivered to a Non-Employee Director and the Issue Price where such change occurred after the Non-Employee Director was elected but before the date the stock covered by the applicable Retainer is issued, including deferred payments under any of the deferral arrangements referred to in Section 5(c).

        Section 11.    Action by Corporation.    Neither the existence of the Plan nor the issuance of Common Stock pursuant thereto shall impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalization or other change in the Common Stock referred to in

Section 10, any change in the Corporation's business, any issuance of debt obligations or stock by the Corporation or any grant of options on stock of the Corporation.

        Section 12.    Legend on Stock Certificates.    All shares of Common Stock issued under the Plan shall, so long as the restrictions imposed by the Plan (including without limitation Section 6) remain in effect, be represented by certificates, each of which shall bear a legend in substantially the following form:

          This certificate and the shares represented hereby are held subject to the terms of the 2002 Stock Plan for Non-Employee Directors of Sealed Air Corporation, which Plan provides that neither the shares issued pursuant thereto, nor any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) except in accordance with such Plan. A copy of such Plan is available for inspection at the executive offices of Sealed Air Corporation.

Each Non-Employee Director and his or her Permitted Transferees may surrender to the Corporation the certificate or certificates representing such shares in exchange for a new certificate or certificates, free of the above legend, or for a statement from the Corporation representing such shares held in book entry form free of such legend at any time after either such Non-Employee Director has ceased to be a director of the Corporation or the restriction set forth in Section 6 has otherwise ceased to apply to the shares covered by such certificate.

        Section 13.    Government and Other Regulations and Restrictions.

        (a)    In General.    The issuance by the Corporation of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

        (b)    Registration of Shares.    The Corporation shall use its reasonable commercial efforts to cause the grants of shares of Common Stock to be made pursuant to this Plan to be registered under the Securities Act of 1933, as amended (the "Securities Act"), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan or transferred to a Permitted Transferee, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the person to whom such shares are to be issued will execute and deliver to the Corporation upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Corporation, that (i) such person has had access or will, by reason of such person's service as a director of the Corporation, or otherwise, have access to sufficient information concerning the Corporation to enable him or her to evaluate the merits and risks of the acquisition of shares of the Corporation's Common Stock pursuant to the Plan, (ii) such person has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such person to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such person will comply with the Securities Act and the Securities Exchange Act with respect to such shares, and (v) such person will indemnify the Corporation for any costs, liabilities and expenses which the Corporation may sustain by reason of any violation of the Securities Act or the Securities Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

        (c)    Resale of Shares.    Without limiting the generality of Section 6, shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until either (i) such shares shall have been registered by the Corporation under the Securities Act, (ii) the Corporation shall have received either a "no action" letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Corporation to the effect that such sale, transfer or other disposition of the shares may be effected without such registration, or (iii) such sale, transfer or disposition of the shares is made pursuant to Rule 144 under the Securities Act, as the same may from time to time be in effect, and the Corporation shall have received information acceptable to the Corporation to such effect.

        (d)    Legend on Certificates.    The Corporation may require that any certificate or certificates evidencing shares issued pursuant to the Plan bear a restrictive legend, and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measures.

        Section 14.    No Right to Continued Membership; Non-Exclusivity.    Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board of Directors of the Corporation any right to continued membership on the Board of Directors of the Corporation.

        Section 15.    No Rights in Common Stock.    No Non-Employee Director or Permitted Transferee shall have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock are actually issued to such person and then only from the date such person becomes the record owner thereof.

        Section 16.    Tax Withholding.    The Corporation shall make appropriate provisions for the payment of any federal, state or local taxes or any other charges that may be required by law to be withheld by reason of the payment of a Retainer or a grant or the issuance of shares of Common Stock pursuant to the Plan.

        Section 17.    No Liability.    No member of the Board of Directors of the Corporation, nor any officer or employee of the Corporation acting on behalf of the Board of Directors of the Corporation, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

        Section 18.    Successors.    The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving a Retainer or Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

        Section 19.    Subsidiaries.    For the purposes of the Plan, the term "Subsidiaries" includes those corporations 50 per cent or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Corporation and those companies, partnerships and joint ventures in which the Corporation owns directly or indirectly a 50 per cent or more interest in the capital account or earnings.

        Section 20.    Expenses.    The expenses of administering the Plan shall be borne by the Corporation.

        Section 21.    Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        Section 22.    Termination and Amendment of the Plan.    The Board of Directors may from time to time amend this Plan, or discontinue the Plan or any provisions thereof, provided that no amendment or modification of the Plan shall be made without the approval of the stockholders of the Corporation that would (i) increase the number of shares of Common Stock available for issuance under the Plan; (ii) modify the requirements as to eligibility for participation under the Plan; or (iii) change any of the provisions of this Section 22. No amendment or discontinuation of the Plan or any provision thereof shall, without the written consent of the participant, adversely affect any shares theretofore granted to such participant under the Plan.

        Section 23.    Effective Date.    The Plan shall become effective on the date of its approval by the stockholders of the Corporation.

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SEALED AIR CORPORATION 2002 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS